Exhibit 16

May 3, 2002

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: RMED International, Inc.
    File No. 0-14696

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of RMED International, Inc., dated May 3, 2002. We agree with the statements concerning our Firm contained therein in Items 4(a) and 4(c). We have not verified the information included in Item 4(b)

Very truly yours,

/S/ GRANT THORNTON LLP